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                                                                     EXHIBIT 4.6


                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                     UNITED COMPANIES FINANCIAL CORPORATION


         On _________, 19__, pursuant to the authority granted to and vested in the Board of Directors (hereinafter called the "Board of Directors" or the "Board") of United Companies Financial Corporation, a corporation organized and existing under the Louisiana Business Corporation Law (hereinafter called the "Corporation"), and in accordance with the provisions of Section 33 of the Louisiana Business Corporation Law and Article III of the Corporation's Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors voted in favor of amending Article III of the Articles of Incorporation to create a series of preferred stock, par value $2.00, of the Corporation and to state the designation and number of shares, and to fix the preferences, limitations and relative rights thereof, all as set forth hereinafter.

         "SECTION 6 -- ____% (CUMULATIVE) (CONVERTIBLE) PREFERRED STOCK, SERIES ___, ISSUE PRICE $_______ PER SHARE.

         PARAGRAPH 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as _____% (Cumulative) (Convertible) Preferred Stock, Series ____, Issue Price $______ per share (the "Preferred Stock"), and the number of shares constituting the Preferred Stock shall be __________. Such number of shares may be decreased by a resolution adopted by the Board of Directors; provided, that no decrease shall reduce the number of shares of the Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation that are convertible into the Preferred Stock.

         PARAGRAPH 2. RANKING. Any class or classes of stock of the Corporation shall be deemed to rank as provided in this Paragraph 2:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         PARAGRAPH 3. DIVIDENDS.

         (a) For purposes of this Paragraph 3, each of __________________, on which any share of the Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." Commencing on ____________, 19___, the holders of shares of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, (cumulative) dividends payable in arrears at the rate of $______ per year on each share of the Preferred Stock and no more. Dividends payable on ___________, 19___ shall be prorated based on the
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number of days that shall have elapsed since the date of original issue of the
Preferred Stock. Dividends payable on the Preferred Stock for any period greater or less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         (b) The Board of Directors may fix a record date for the determination of holders of shares of the Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than ____ days prior to the date fixed for the payment thereof.

         (c) On each Dividend Payment Date, all dividends which shall have accrued on each share of the Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of the Preferred Stock with regard to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable with regard to any dividend payment or payments which are past due. Dividends paid on shares of the Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         (d) Other provisions relating to dividends on the outstanding shares of the Preferred Stock are set forth below in this Paragraph 3:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         PARAGRAPH 4. GENERAL, CLASS AND SERIES, AND VOTING RIGHTS. The voting rights, if any, and certain other provisions relating to the Preferred Stock shall be as provided in this Paragraph 4:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         PARAGRAPH 5. REDEMPTION.

         (a) The shares of the Preferred Stock shall be redeemable as provided in this Paragraph 5:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.




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         PARAGRAPH 6. CONVERSION.

         (a) The shares of the Preferred Stock shall be convertible as provided in this Paragraph 6:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

              PARAGRAPH 7. LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Paragraph 7, a "Liquidation"), the holder of each share of the Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, in accordance with the provisions of this Paragraph 7:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         PARAGRAPH 8. PAYMENTS.

         (a) The Corporation may provide funds for any payment of any amount distributable with respect to any the Preferred Stock under Paragraph(s) ___ hereof as set forth in this Paragraph 8:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         PARAGRAPH 9. STATUS OF REACQUIRED SHARES. Shares of the Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of the Preferred Stock which have been redeemed pursuant to the terms of Paragraph 5 hereof and shares of the Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series and subject to later issuance.

         PARAGRAPH 10. PREEMPTIVE RIGHTS. Holders of shares of the Preferred Stock are entitled to such preemptive or subscription rights, if any, in respect of any securities of the Corporation as provided in this Paragraph 10:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.




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         PARAGRAPH 11.  LEGAL HOLIDAYS.  For purposes hereof, legal holidays shall be treated as provided in this Paragraph 11:

         _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________.

         Executed this _______ day of _____________, 19___, by the undersigned officers of the Corporation in the presence of the undersigned competent witnesses.

                                             UNITED COMPANIES
WITNESSES:                                   FINANCIAL CORPORATION

______________________________               By:________________________________
                                             Name:______________________________
______________________________               Title:_____________________________

                                             By:________________________________
                                             Name:___________________, Secretary





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STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

         I, _______________________, a Notary Public duly qualified and commissioned in and for the Parish and State aforesaid, do hereby certify that on this ____ day of ________, 19___, personally appeared before me _______________________ and ____________________, who, being by me first duly sworn, declared and acknowledged that they are the ___________________ and Secretary, respectively, of United Companies Financial Corporation, that they signed the foregoing document as ___________________ and Secretary, respectively, of that Corporation and the statements contained therein are true.

                                                ________________________________
                                                           Notary Public





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